Exhibit 99.1

Nogin Reports Fourth Quarter and Full Year 2022 Financial and

Operational Results

Significant Sales and Technology Investments Drive $94.3 Million in Total Revenue and Ongoing Client Acquisition Momentum

2022 Fourth Quarter Cost-Optimization Initiatives Provide Significant Adjusted EBITDA Benefit and Position Company Closer to Reaching Profitability

TUSTIN, California – March 23, 2023 – Nogin (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (“CaaS”) technology, today reported its financial results for the fourth quarter and full year ended December 31, 2022.

Management Commentary

“In a year largely defined by global market uncertainty, 2022 was a transformational year for our organization,” said Nogin CEO Jon Huberman. “Our technology is at the heart of what we do, and our efforts last year to develop our revolutionary Intelligent Commerce Platform led to our most recent version launch early in 2023. Also, we completed our business combination, added industry and public markets experience to our management team and Board of Directors, and bolstered our sales force, positioning us to best execute on our growth strategy. These efforts helped drive $94.5 million in total revenue for the year as well as several significant client acquisitions over the second half of 2022 and into 2023. As we diversify our end markets and look to accelerate platform adoption moving forward, we are encouraged by the client acquisition momentum we’ve carried into the new year.

“In addition, optimizing our cost structure was a major initiative for our fourth quarter,” Huberman continued. “We limited our costs and improved efficiency throughout our organization, resulting in an improvement in adjusted EBITDA quarter-over-quarter. As we move deeper into 2023, we are focused on near-term profitability with continued key organic growth investments. While we are committed to managing our business towards adjusted EBITDA expansion in the short term, we are confident we have the team, technology, and exceptional service capabilities to drive our long-term growth strategy. We believe that Nogin is revolutionizing how brands handle ecommerce, and we look forward to what’s ahead for the Company.”

Fourth Quarter 2022 Financial Results

Results compare the three months ended December 31, 2022 to the three months ended December 31, 2021.

•	Net revenue decreased 39% to $27.9 million from $46.1 million in the fourth quarter of 2021. The decrease in net revenue was primarily due to a decrease in product revenue.

•

Non-GAAP revenue, a non-GAAP measurement of operating performance reconciled to net revenue below, decreased 16% to $22.3 million from $26.5 million in the fourth quarter of 2021. The decrease in non-GAAP revenue was primarily due to a decrease in CaaS and marketing revenue.

•

Operating loss increased to $12.6 million compared to an operating loss of $0.9 million in the comparable year-ago period. The increase in operating loss was materially driven by a one-time write down of bad debt and royalty expense.

Full Year 2022 Financial Results

Results compare the twelve months ended December 31, 2022 to the twelve months ended December 2021.

•

Net revenue decreased 7% to $94.5 million from $101.3 million for the full year ended December 31, 2021. The decrease in net revenue was primarily due to a decrease in net product revenue during the period, partially offset by an increase in net revenue from related parties.

•

Non-GAAP revenue, a non-GAAP measurement of operating performance reconciled to net revenue below, increased 33% to $72.4 million from $70.0 million for the full year ended December 31, 2021. The increase in non-GAAP revenue was primarily due to an increase in CaaS revenue.

•

Operating loss increased to $40.3 million compared to an operating loss of $6.3 million in the comparable year-ago period. The increase in operating loss was primarily due to supply chain issues experienced at the end of 2021 which impacted our performance in the first half of 2022, along with a one-time write down of bad debt and royalty expense.

2023 Financial Outlook

Management expects the Company’s financial results in the 2023 first quarter and full year, including Adjusted EBITDA, to be positively impacted by sales to existing customers, new customer agreements, and the continued results of a comprehensive cost reduction and performance improvement program. The goal of the cost and performance improvement program is to drive efficiency throughout the business while simultaneously achieving or exceeding internal and customer KPIs (Key Performance Indicators).

The expected impact of the Company’s cost and performance improvement program for the full year 2023 is anticipated to be between $15 million and $20 million, and management expects to have the majority of initially identified initiatives complete by the end of the 2023 first quarter.

Conference Call

Nogin management will hold a conference call today, March 23, 2023, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Nogin management will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Nogin’s website.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides a leading Commerce-as-a-Service (CaaS) technology platform for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Commerce Platform is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for such D2C brands as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Non-GAAP Financial Measures

We prepare and present our consolidated financial statements in accordance with U.S. GAAP. However, management believes that non-GAAP revenue and Adjusted EBITDA, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance, as these measures are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP measures are not intended to be a substitute for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We calculate and define non-GAAP revenue as GAAP revenue less Product Revenue plus the Service Revenues associated with the Product Revenue.

We calculate and define Adjusted EBITDA as net loss, adjusted to exclude: (1) interest expense, (2) income tax expense and (3) depreciation and amortization.

Non-GAAP revenue and Adjusted EBITDA are financial measures that are not required by or presented in accordance with U.S. GAAP. We believe that non-GAAP revenue and Adjusted EBITDA, when taken together with our financial results presented in accordance with U.S. GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of non-GAAP revenue and Adjusted EBITDA is helpful to our investors as they are measures used by management in assessing the health of our business and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Non-GAAP revenue and Adjusted EBITDA are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of non-GAAP revenue are (i) removing product revenues and (ii) replacing it with the service revenues associated with the sale of those products which ultimately decrease total revenues. Some of the limitations of Adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not reflect tax payments that may represent a reduction in cash available to us and (4) it does not include certain non-recurring cash expenses that we do not believe are representative of our business on a steady-state basis. In addition, our use of non-GAAP revenue and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP revenue or Adjusted EBITDA in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider non-GAAP revenue and Adjusted EBITDA alongside other financial measures, including our net revenue and net loss and other results stated in accordance with U.S. GAAP.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform, new customer agreements and cost-reduction and performance improvement measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s platforms and offerings on such platforms, performance, and operations, and the related benefits to stockholders, and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and cost reduction measures and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Contacts:

Nogin Media Relations Contact:

BOCA Communications

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com

-Financial Tables to Follow-

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$15,385	$1,071
Accounts receivable, net	1,578	1,977
Related party receivables	—	5,356
Inventory	15,726	22,777
Prepaid expenses and other current assets	2,539	2,915

Total current assets	35,228	34,096

Restricted cash	—	3,500
Property and equipment, net	1,595	1,789
Right-of-use asset, net (Note 21)	17,391	—
Intangible assets, net	5,493	1,112
Goodwill	6,748	—
Investment in unconsolidated affiliates	7,404	13,570
Other non-current asset	1,074	664

Total assets	$74,933	$54,731

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$19,605	$16,098
Due to clients	10,891	5,151
Related party payables	1,033	—
Accrued expenses and other liabilities (Note 6)	17,826	14,018
Lease liabilities, current portion (Note 21)	4,367	—

Total current liabilities	53,722	35,267

Line of credit	—	348
Long-term note payable, net	—	19,249
Convertible notes	60,852	—
Deferred tax liabilities	394	1,174
Lease liabilities, net of current portion (Note 21)	15,223	—
Other long-term liabilities (Note 6)	17,766	734

Total liabilities	147,957	56,772

Commitments and contingencies (Note 22)
CONVERTIBLE REDEEMABLE PREFERRED STOCK
Series A convertible, redeemable preferred stock, $0.0001 par value, 8,864,495 shares authorized, issued and outstanding, as of December 31, 2021	—	4,687
Series B convertible, redeemable preferred stock, $0.0001 par value, 6,944,093 shares authorized, 6,334,150 shares issued and outstanding, as of December 31, 2021	—	6,502
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 500,000,000 and 60,760,816 shares authorized; 66,694,295 and 39,621,946 shares issued and outstanding as of December 31, 2022 and December 31, 2021	7	4
Additional paid-in capital	9,263	4,358
Treasury stock	—	(1,330)
Accumulated deficit	(82,294)	(16,262)

Total stockholders’ deficit	(73,024)	(13,230)

Total liabilities, convertible redeemable preferred stock and stockholders’ deficit	$74,933	$54,731

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Twelve Months Ended December 31,
	2022	2021
Net service revenue	$40,855	$41,866
Net product revenue	41,540	51,346
Net revenue from related parties	12,076	8,136

Total net revenue	94,471	101,348
Operating costs and expenses:
Cost of services (1)	26,706	24,174
Cost of product revenue (1)	28,754	20,431
Sales and marketing	2,672	1,772
Research and development	5,330	5,361
General and administrative	70,289	55,369
Depreciation and amortization	808	520

Total operating costs and expenses	134,559	107,627

Operating loss	(40,088)	(6,279)
Interest expense	(6,328)	(926)
Change in fair value of promissory notes	(4,561)	—
Change in fair value of derivative instruments	1,117	—
Change in fair value of unconsolidated affiliates	(4,245)	4,937
Change in fair value of convertible notes	4,271	—
Debt extinguishment loss	(1,885)	—
Other (loss) income, net	(1,787)	3,378

(Loss) Income before income taxes	(53,506)	1,110
(Benefit) Provision for income taxes	(780)	1,175

Net loss	$(52,726)	$(65)

Net loss per common share – basic	$(1.08)	$(0.00)
Net loss per common share – diluted	$(1.08)	$(0.00)
Weighted average shares outstanding – basic	49,041,640	39,621,946
Weighted average shares outstanding – diluted	49,041,640	40,896,279

(1)	Exclusive of depreciation and amortization shown separately.

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(52,726)	$(65)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	808	520
Amortization of debt issuance costs and discounts	2,617	137
Debt issuance costs expensed under fair value option	2,034	—
Amortization of contract acquisition costs	—	361
Stock-based compensation	130	53
Deferred income taxes	(780)	1,174
Change in fair value of unconsolidated affiliates	4,245	(4,937)
Change in fair value of warrant liability	717	(177)
Change in fair value of promissory notes	4,561	—
Change in fair value of convertible notes	(4,271)	—
Change in fair value of derivatives	(1,117)	—
Loss on extinguishment of debt	1,885	—
Settlement of deferred revenue	(1,611)	—
Gain on extinguishment of PPP loan	—	(2,266)
Loss on disposal of asset	641	74
Changes in operating assets and liabilities:
Accounts receivable	504	2,050
Related party receivables	(58)	(5,356)
Inventory	11,838	(22,641)
Prepaid expenses and other current assets	(2,329)	(2,138)
Accounts payable	(255)	9,780
Due to clients	5,740	(8,197)
Related party payables	1,140	—
Lease assets and liabilities	2,200	—
Accrued expenses and other liabilities	(2,501)	10,255

Net cash used in operating activities	(26,588)	(21,373)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,589)	(1,789)
Proceeds from sale of property and equipment	700	—
Acquisition of an affiliate, net of cash acquired	(1,496)	—
Investment in unconsolidated affiliates	—	(8,633)

Net cash used in investing activities	(2,385)	(10,422)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	84	—
Proceeds from business combination, net of issuance costs	1,375	—
Proceeds from long-term notes payable	—	20,000
Payment of long-term notes payable	(20,950)	—
Proceeds from promissory notes	8,000	—
Proceeds from promissory notes – related parties	2,175	—
Payment of promissory notes	(12,033)	—
Payment of promissory notes – related parties	(3,130)	—
Payment of debt issuance costs	(397)	(150)
Proceeds from PIPE convertible note issuance	65,500	—
Prepayment and other fees paid upon early settlement of debt	(489)	—
Proceeds from line of credit	114,981	173,896
Repayments of line of credit	(115,329)	(173,548)

Net cash provided by financing activities	39,787	20,198

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	10,814	(11,597)
Beginning of period	4,571	16,168

End of period	$15,385	$4,571

	Twelve Months Ended December 31,
	2022	2021
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$2,231	$444
Cash paid for taxes	210	195
Issuance of warrants with debt	—	738
Settlement of preexisting receivable in step-acquisition	5,415	—
Derecognition of investment in unconsolidated entity-step acquisition	1,921	—
Right-of-use assets exchanged for lease liabilities	7,311	—
Non Cash Investing and Financing Activities
Issuance of common stock to settle transaction and advisory costs	3,588	—
Deferred transaction and advisory fees	10,979	—
Cash election consideration payable at closing of Business Combination	9,198	—
Conversion of redeemable convertible preferred stock into common stock	11,189	—
Net settlement of liability classified warrants	1,706	—
SCHEDULE OF CASH AND RESTRICTED CASH
Cash	$15,385	$1,071
Restricted cash	—	3,500

Total cash and restricted cash	$15,385	$4,571

Reconciliation of Net Revenue to Non-GAAP Revenue

(in thousands)

(Unaudited)

Revenue - GAAP to Non-GAAP Reconciliation	For the Twelve Months Ended December 31, 2022
(in 000’s)	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	$40,855		$19,437	$60,292
Net product revenue	41,540	(41,540)		—
Net revenue from related parties	12,076			12,076

Total net revenue	94,471	(41,540)	19,437	72,368

Revenue - GAAP to Non-GAAP Reconciliation	For the Twelve Months Ended December 31, 2021
(in 000’s)	GAAP	Less Product Revenue	Add Service Revenue Associated w/ Product Revenue	Non-GAAP
Net service revenue	$41,866		$19,985	$61,851
Net product revenue	51,346	(51,346)		—
Net revenue from related parties	8,136			8,136

Total net revenue	101,348	(51,346)	19,985	69,987